Exhibit 99.1

Hutchinson Technology Second Quarter Earnings Per Share Total $0.50; Quarter Includes Debt Extinguishment Charge of $0.08 Per Share

    HUTCHINSON, Minn.--(BUSINESS WIRE)--April 22, 2003--Hutchinson Technology Incorporated (Nasdaq:HTCH) today reported net income of $14,403,000, or $0.50 per diluted share, on net sales of $124,959,000 for its fiscal 2003 second quarter ended March 30, 2003. The company's results for the period included a pre-tax charge totaling approximately $3.5 million, or $0.08 per diluted share, relating to the redemption premium and unamortized fees on the remaining $133 million of the company's 6% Convertible Subordinated Notes due 2005 which the company redeemed during the quarter. In the comparable fiscal 2002 period, the company reported net income of $867,000, or $0.03 per diluted share, on net sales of $91,499,000.
    For the 26 weeks ended March 30, 2003, the company reported record first half net income of $32,743,000 on net sales of $257,821,000. Earnings per diluted share for the first half of fiscal 2003 totaled $1.15. In the comparable fiscal 2002 period, the company reported net income of $5,657,000, or $0.22 per diluted share, on net sales of $184,216,000. Results for the fiscal 2002 period included a one-time increase to operating income totaling $2,632,000, or $0.08 per diluted share, resulting from a legal settlement and insurance proceeds in connection with litigation defense costs.
    Wayne M. Fortun, Hutchinson Technology's president and chief executive officer, said the company's strong first half performance resulted from high production volumes and capacity utilization, continued improvements in manufacturing productivity and tight control of fixed costs. "During the second quarter, we maintained our gross margin at a historically high level and delivered strong operating results even though revenue was at the lower end of our expectations," said Fortun. Gross margin in the fiscal 2003 second quarter was 31 percent, equal to the fiscal 2003 first quarter level.
    During the fiscal 2003 second quarter, the company shipped approximately 130 million suspensions, compared to 135 million in the fiscal 2003 first quarter. Sales of TSA components to other suspension assembly manufacturers grew to approximately 8 percent of fiscal second quarter net sales compared with 6 percent in the fiscal 2003 first quarter. TSA suspension assemblies, which have higher average selling prices than conventional suspension assemblies, accounted for 88 percent of fiscal second quarter unit volume, compared to 90 percent in the fiscal 2003 first quarter, contributing to a 5 percent decline in fiscal 2003 second quarter overall average selling prices compared with the fiscal 2003 first quarter.
    Fortun said the company is now expecting unit volumes in the second half of its fiscal year to be similar to the 265 million units shipped in the first half. "We now believe unit shipments in the second half of the year will be higher than the 240 to 250 million units we previously forecast," said Fortun. "Several factors are contributing to the change in our expectations, including: a slower rate of improvement in data density, a temporarily high level of suspension assembly consumption resulting from the lower yields some customers continue to experience as they transition to higher density recording heads and an increase in disk drive shipments."
    As previously reported, during the 2003 second fiscal quarter the company completed an offering of $150 million of 2.25% Convertible Subordinated Notes due 2010 and redeemed $133 million of 6% Convertible Subordinated Notes due 2005. Beginning in the fiscal 2003 third quarter, this refinancing will reduce the company's interest expense by approximately $1.1 million per quarter. Assuming full dilution of the 2.25% Convertible Subordinated Notes due 2010, the company estimates diluted shares outstanding will total approximately 31 million shares.
    During the fiscal 2003 second quarter, the company generated approximately $31.2 million in cash from operations. At quarter end, the company's cash, cash equivalents and securities available for sale totaled $263.6 million, compared with $229.5 million at the end of the fiscal 2003 first quarter.
    For its fiscal 2003 third quarter, the company currently expects to report net sales of approximately $125 to $135 million with gross margins of 26 to 31 percent resulting in net income per diluted share of $0.50 to $0.60.
    Hutchinson Technology, founded in 1965, is the leading worldwide supplier of suspension assemblies for disk drives. Hutchinson Technology's BioMeasurement Division is introducing its InSpectra(TM) Tissue Spectrometer System, a product that provides health professionals with simple, accurate methods to measure the oxygen in tissue.

    This announcement contains forward-looking statements regarding demand for the company's suspension assemblies, growth in suspension assembly demand, execution on program ramps and volume production, expected interest expense and results of operations. The company does not undertake to update its forward-looking statements. These statements involve risks and uncertainties. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in demand, fluctuating order rates, data density improvements, customer yields, its ability to produce suspension assemblies at anticipated demand levels, difficulties in managing capacity, changes in manufacturing efficiencies and other factors described from time to time in the company's reports filed with the Securities and Exchange Commission.
    The company will conduct a conference call and webcast for investors beginning at 4:00 p.m. Central Time (CST) on April 22, 2003. Individual investors and news media may participate in the conference call via the live webcast. The webcast will be available through the Investor Relations page on Hutchinson Technology's web site at www.htch.com. Webcast participants will need to complete a brief registration form and should allot extra time before the webcast begins to register and, if necessary, download and install audio software. A replay of the call will be available beginning at approximately 6:00 p.m. CST on April 22 until 6:00 p.m. CST on April
25. To access the replay, dial 800-633-8284 or 402-977-9140 and enter 21135918 at the reservation number prompt.

      (Summarized financial data and financial statements follow)


                  Hutchinson Technology Incorporated
                          (Nasdaq/NMS: HTCH)


                                               Second Quarter Ended
                                               --------------------
                                              March 30,    March 31,
                                                2003         2002
                                           ------------- -------------
Net sales                                  $ 124,959,000 $  91,499,000
Gross profit                               $  38,631,000 $  18,195,000
Income from operations                     $  22,330,000 $   2,488,000
Net income                                 $  14,403,000 $     867,000
Net income per common share:
     Basic                                 $        0.56 $        0.03
     Diluted                               $        0.50 $        0.03
Weighted average common and common
 equivalent shares outstanding:
     Basic                                    25,509,000    25,304,000
     Diluted                                  32,262,000    25,667,000


                                              Twenty-Six Weeks Ended
                                              ----------------------
                                              March 30,     March 31,
                                                2003          2002
                                           ------------- -------------
Net sales                                  $ 257,821,000 $ 184,216,000
Gross profit                               $  80,059,000 $  39,415,000
Income from operations                     $  45,266,000 $   9,513,000
Net income                                 $  32,743,000 $   5,657,000
Net income per common share:
     Basic                                 $        1.29 $        0.22
     Diluted                               $        1.15 $        0.22
Weighted average common and common
 equivalent shares outstanding:
     Basic                                    25,462,000    25,263,000
     Diluted                                  31,357,000    25,594,000

                                            At March 30,  At Sept. 29,
                                                2003          2002
                                           ------------- -------------
Total assets                               $ 603,722,000 $ 562,101,000
Cash and cash equivalents                  $  66,809,000 $  57,852,000
Securities available for sale              $ 196,789,000 $ 151,257,000
Total shareholders' investment             $ 392,797,000 $ 356,961,000

                     (Financial statements follow)



                  Hutchinson Technology Incorporated
      Condensed Consolidated Statements of Operations - Unaudited
                 (In thousands, except per share data)

                                 Thirteen Weeks      Twenty-Six Weeks
                                      Ended               Ended
                               ------------------- -------------------
                               March 30, March 31, March 30, March 31,
                                 2003      2002      2003      2002
                               --------- --------  --------- ---------

Net sales                      $ 124,959  $91,499  $257,821  $184,216

Cost of sales                     86,328   73,304   177,762   144,801
                               ---------- -------- --------- ---------

   Gross profit                   38,631   18,195    80,059    39,415

Research and development
 expenses                          2,638    4,254     6,086     8,785

Selling, general and
   administrative expenses        13,663   11,453    28,707    23,749

Litigation settlement                  -        -         -    (2,632)
                               ---------- -------- --------- ---------

   Income from operations         22,330    2,488    45,266     9,513

Interest expense                  (2,981)  (3,517)   (5,216)   (7,121)

Interest Income                    1,610    1,751     3,033     3,796

Loss on debt extinguishment       (3,486)       -    (3,265)        -

Other income, net                    309      298       606       467
                               ---------- -------- --------- ---------

   Income before income taxes     17,782    1,020    40,424     6,655

Provision for income taxes         3,379      153     7,681       998
                               ---------- -------- --------- ---------

   Net income                  $  14,403  $   867  $ 32,743  $  5,657
                               ========== ======== ========= =========

Basic earnings per share       $    0.56  $  0.03  $   1.29  $   0.22
                               ========== ======== ========= =========

Diluted earnings per share     $    0.50  $  0.03  $   1.15  $   0.22
                               ========== ======== ========= =========

Weighted average common
   shares outstanding             25,509   25,304    25,462    25,263
                               ========== ======== ========= =========

Weighted average common
   and diluted shares
    outstanding                   32,262   25,667    31,357    25,594
                               ========== ======== ========= =========


                  Hutchinson Technology Incorporated
           Condensed Consolidated Balance Sheets - Unaudited
                  (In thousands, except shares data)

                                              March 30,  September 29,
ASSETS                                          2003         2002
                                           ------------- -------------
Current assets:
   Cash and cash equivalents                $  66,809     $  57,852
   Securities available for sale              196,789       151,257
   Trade receivables, net                      51,581        51,363
   Other receivables                            5,274         4,590
   Inventories                                 26,991        27,110
   Prepaid taxes and other                     11,388        12,376
                                           ------------- -------------
         Total current assets                 358,832       304,548
Property, plant and equipment, net            176,334       181,494
Deferred tax assets                            40,914        46,883
Other assets                                   27,642        29,176
                                           ------------- -------------
                                            $ 603,722     $ 562,101
                                           ============= =============

LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current liabilities:
   Current maturities of long-term debt     $     255     $     253
   Capital lease obligation                     3,513         7,250
   Accounts payable                            23,019        17,793
   Accrued expenses                            11,807        12,942
   Accrued compensation                        20,898        21,580
                                           ------------- -------------
         Total current liabilities             59,492        59,818
Long-term debt, less current maturities           316           371
Convertible subordinated notes                150,000       143,500
Other long-term liabilities                     1,117         1,451
Shareholders' investment:
   Common stock $.01 par value, 100,000,000
    shares authorized, 25,521,000 and
    25,355,000 issued and outstanding             255           254
   Additional paid-in capital                 372,298       369,641
   Accumulated other comprehensive income       1,075           640
   Accumulated earnings (deficit)              19,169       (13,574)
                                           ------------- -------------
         Total shareholders' investment       392,797       356,961
                                           ------------- -------------
                                            $ 603,722     $ 562,101
                                           ============= =============


                  Hutchinson Technology Incorporated
      Condensed Consolidated Statements of Cash Flows - Unaudited
                        (Dollars in thousands)

                                                    Twenty-Six Weeks
                                                          Ended
                                                   -------------------
                                                   March 30, March 31,
                                                     2003      2002
                                                   --------- ---------
Operating activities:
   Net income                                      $ 32,743  $  5,657
   Adjustments to reconcile net income to
    cash provided by operating activities:
         Depreciation and amortization               29,756    29,957
         Deferred taxes                               6,842      (197)
         Changes in operating assets and
          liabilities                                 4,209   (26,464)
                                                   --------- ---------
          Cash provided by operating activities      73,550     8,953
                                                   --------- ---------

Investing activities:
   Capital expenditures                             (20,808)  (16,347)
   Purchases of marketable securities              (104,748) (157,969)
   Sales of marketable securities                    59,969   156,201
                                                   --------- ---------
          Cash used for investing activities        (65,587)  (18,115)
                                                   --------- ---------

Financing activities:
   Repayments of long-term debt                    (143,553)   (8,977)
   Repayments of capital lease obligation            (3,737)   (3,751)
   Net proceeds from issuance of convertible
    subordinated notes                              145,626       -
   Net proceeds from issuance of common stock         2,658     2,340
                                                   --------- ---------
          Cash provided by (used for) financing
           activities                                   994   (10,388)
                                                   --------- ---------

Net increase (decrease) in cash and cash
 equivalents                                          8,957   (19,550)

Cash and cash equivalents at beginning of period     57,852   113,313
                                                   --------- ---------

Cash and cash equivalents at end of period         $ 66,809  $ 93,763
                                                   ========= =========

                  Hutchinson Technology Incorporated
              Earnings Per Share Calculation - Unaudited
                 (In thousands, except per share data)

                                      Thirteen Weeks  Twenty-Six Weeks
                                          Ended             Ended
                                     ---------------- ----------------
                                      March    March    March   March
                                        30,     31,      30,     31,
                                       2003    2002     2003    2002
                                     -------- ------- -------- -------

Net income (A)                       $ 14,403 $   867 $ 32,743 $ 5,657
Plus: interest expense on
      convertible subordinated
      notes                             2,405     -      4,554     -
Less: additional profit sharing
      expense and income tax
      provision                           652     -      1,234     -
                                     -------- ------- -------- -------
Net income available to common
 shareholders (B)                    $ 16,156 $   867 $ 36,063 $ 5,657
                                     ======== ======= ======== =======

Weighted average common shares
 outstanding (C)                       25,509  25,304   25,462  25,263
Dilutive potential common shares        6,753     363    5,895     331
Weighted average common and diluted
 shares
                                     -------- ------- -------- -------
  outstanding (D)                      32,262  25,667   31,357  25,594
                                     ======== ======= ======== =======

Basic earnings per share ((A)/(C))   $   0.56 $  0.03 $   1.29 $  0.22
Diluted earnings per share ((B)/(D)) $   0.50 $  0.03 $   1.15 $  0.22

    CONTACT: Hutchinson Technology, Hutchinson
             Media Contact:
             Connie Pautz, 320/587-1823
             or
             Investor Contact:
             Darlene Polzin, 320/587-1605